Exhibit 32.1—Certification of Chief Executive Officer pursuant to Rule 13a-14(b) of the Exchange Act and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Advant-e Corporation (the “Company”) for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Jason K. Wadzinski, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2009	By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski
Chief Executive Officer